Exhibit 10.1

Execution Copy

CLINICAL SUPPLY AGREEMENT

This Clinical Supply Agreement (the “Agreement”) is made and entered into as of the date of the last signature written below (the “Effective Date”) by and between ImmunoGen, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, with its principal offices at 830 Winter Street, Waltham, Massachusetts 02451, U.S.A. (“ImmunoGen”) and  Sicor Società Italiana Corticosteroidi S.r.l (in abbreviated form, Sicor S.r.l., hereafter referred to as “Sicor”), an Italian corporation with registered offices at Via Messina 38, 20154 Milan, Italy and principal offices at Via Terrazzano 77, 20017 Rho (MI), Italy (Sicor and ImmunoGen together the “Parties”, each a “Party”).

WHEREAS under a certain Technology Transfer and Development Agreement between ImmunoGen and Sicor effective as of November 12, 2004 and amended on June 21, 2006 and December 15, 2006 (the “Technology Transfer Agreement”) Sicor has provided ImmunoGen with expertise, technical assistance and advice in connection with the development of a fermentation process using an ImmunoGen strain for the production of ansamitocin compounds, and of a chemical synthesis process for conversion of certain of such compounds into maytansinoid derivatives; and

WHEREAS under a certain Scale-Up Agreement between the Parties effective 27 April 2007 (the “Scale-Up Agreement”), the aforementioned processes were scaled-up by Sicor so as to be utilizable for the production of certain maytansinoid derivative compounds at the industrial scale; and

WHEREAS under a certain letter agreement between ImmunoGen, Sicor and [***] dated [***] (the [***]),[***] authorized [***] to [***] to [***] certain [***] of [***] for certain limited [***] by [***] and subject to certain terms and conditions;

WHEREAS, based on the practical experience and results obtained during the aforementioned scale-up activities, ImmunoGen desires to have Sicor manufacture DMx compounds (as defined below) to be used in clinical testing, development, registration and regulatory approvals for marketing and sale of drug product(s), and Sicor is willing to manufacture and supply such compounds to ImmunoGen, on the terms and conditions herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1.     Definitions.  The following terms, whether used in the singular or plural, will have the meanings set forth below. Other terms underlined elsewhere in this Agreement shall have the meaning set out where underlined.

1.1.      “Affiliate” shall mean any entity directly or indirectly controlling, controlled by or under common control with, a Party.  For purposes hereof, the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity shall be deemed to constitute control.  Such other relationship as in fact results in actual control by an entity over the management, business and affairs of another entity shall also be deemed to constitute control for purposes of this definition.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2.      “Ansamitocins” shall mean the various ansamitocin isomers produced by the Actinosynnema pretiosum Strain, including but not limited to the following compounds:

[***]

1.3.      “Applicable Law” means all federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidelines or requirements of applicable Regulatory Authorities, national securities exchanges or securities exchanges or securities listing organizations that may be in effect from time to time during the term of this Agreement and applicable to a particular activity hereunder.

1.4.      “Batch” means a specific quantity of Product produced during the same cycle of Manufacture as defined by the applicable Batch Record.

1.5.      “Batch Record” means the specific documentation produced in connection with the Manufacture of a particular Batch and/or lot.

1.6.      “Committed Quantities” has the meaning set forth in Sub-Paragraph 4.7.1.2.

1.7.      “cGMP” means the current good manufacturing practices applicable to the Manufacture of Product pursuant to Applicable Law in effect in the European Union and/or the United States of America as of the date of Manufacture of a particular Batch of Product.

1.8.      “Clinical and Registration Production” shall mean fermentation and chemical synthesis of DMx compounds for use in Drug Product(s) being developed for and/or destined for use in clinical testing and/or for submitting and obtaining approval of Health Registration(s) thereof, by or on behalf of ImmunoGen or ImmunoGen Marketing Partners (all terms as defined below).

1.9.      “Clinical Trial” shall mean a human clinical trial conducted in any country or countries in patients with a particular disease or condition with the purpose of establishing the safety and tolerability of an investigational drug and confirming or establishing its efficacy for such disease or condition.

1.10.    “Control” or “Controlled” means (a) with respect to any Technology, Patent Rights or Confidential Information, the possession by a Party of the right to grant a license or sublicense of such Technology, or Patent Rights or disclose such Confidential Information as provided herein without breaching the terms of any agreement between such Party and any Third Party and (b) with respect to any proprietary materials, the possession by a Party of the right to supply such proprietary materials to the other Party without breaching the terms of any agreement between such Party and a Third Party.

1.11.    “DMx” shall mean all maytansinoid derivatives containing the maytansine chemical substructure set forth in described in US Patent Nos. 5,208,020 (May 4, 1993) and 7,276,497 (October 2, 2007) including, but not limited to, the following chemical compounds:

- DM1: N2’-deacetyl-N2’-(3-mercapto-1-oxopropyl)-maytansine, CAS#139504-50-0;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

- DM4: N2’-deacetyl-N2’-(4-mercapto-4-methyl-1-oxopentyl)-maytansine, CAS#796073-69-3.

1.12.    “Drug Product” shall mean any finished drug product that is developed, manufactured, marketed or sold by ImmunoGen or any Marketing Partner that incorporates, is comprised of, or is derived from, DMx conjugated with an antibody.

1.13.    “DSP Technologies” shall mean any Technology Controlled by [***] that is necessary or useful for the [***] resulting from the use of the ImmunoGen Fermentation Process Technologies.

1.14.    “Effective Date” shall have the meaning set out hereinabove.

1.15.    “Equipment” means any equipment or machinery used by Sicor in the Manufacture of Product.

1.16.    “FDA” shall mean the U.S. Food and Drug Administration.

1.17.    “FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§321 et seq., as amended from time to time.

1.18.    “Force Majeure” has the meaning set forth in Section 12.1.

1.19.    “Health Registrations” shall mean the technical, medical and scientific licenses, registrations, authorizations and/or approvals of Drug Product(s) (including the prerequisite manufacturing approvals or authorizations related thereto) that are required or deemed necessary by any Regulatory Authority (including any national, supra-national (e.g., the European Commission or the Council or the European Union), regional, state or local regulatory agency, department, bureau or other governmental entity in the Territory), necessary for the manufacture, distribution, use or sale of such Drug Product(s) in the Territory, as they may be amended or supplemented from time to time.  With respect to the United States, Health Registration shall include, without limitation, any New Drug Application or Abbreviated New Drug Application for the Drug Product(s), as amended or supplemented from time to time.

1.20.    “ImmunoGen Chemical Synthesis Technologies” shall mean any Technology Controlled by ImmunoGen that is necessary or useful to conduct the chemical synthesis process described by ImmunoGen to Sicor in its [***], any chemical synthesis process developed under the Technology Transfer Agreement or the Scale-Up Agreement (excluding in either case any [***]), or any other chemical synthesis process agreed to by the Parties, with reactions steps starting from [***] through the production of [***].

1.21.    “ImmunoGen Confidential Information” shall mean (a) the ImmunoGen Technology (as defined below), (b) all other proprietary or confidential information in relation to ImmunoGen’s general business operations, Technology and products, and manufacturing processes and licensees and collaborative partners which is disclosed to Sicor by or on behalf of ImmunoGen or its Affiliates pursuant to this Agreement, and (c) all other information specifically identified herein as ImmunoGen Confidential Information. Sicor shall treat the terms of this Agreement, including without limitation the pricing terms, as ImmunoGen Confidential Information.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.22.    “ImmunoGen Fermentation and DSP Technologies” shall mean, collectively, the Strain, the ImmunoGen Fermentation Process Technologies and the DSP Technologies.

1.23.    “ImmunoGen Fermentation Process Technologies” shall mean any Technology Controlled by ImmunoGen that is necessary or useful to use the [***] to [***], including all defined procedures, equipment and analytical methodologies for in-process controls.

1.24.    “ImmunoGen Indemnitee” has the meaning set forth in Section 14.1.

1.25.    “ImmunoGen Materials” means (a) the Strain, and (b) any New Strain (as defined in Section 7.6 below) transferred by ImmunoGen or by a Third Party on ImmunoGen’s behalf to Sicor or purchased by Sicor on ImmunoGen’s behalf, in any case for the purpose of conducting the activities contemplated by this Agreement.

1.26.    “ImmunoGen Patent Rights” shall mean any Patent Rights Controlled by ImmunoGen containing one or more claims that cover ImmunoGen Technology.

1.27.    “ImmunoGen Technology” shall mean, collectively, the ImmunoGen Fermentation Process Technologies, the DSP Technologies and the ImmunoGen Chemical Synthesis Technologies.

1.28.    “Losses” has the meaning set forth in Section 14.1.

1.29.    “Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce Product, including without limitation, the manufacturing, processing, quality control testing, release or storage of Product.

1.30.    “Manufacturing Process” means any and all processes (or any step in any process) used or planned to be used by Sicor to Manufacture Product, as evidenced or referenced in the Master Batch Record and associated Records.

1.31.    “Marketing Partner” shall mean any Third Party that, prior to the Effective Date or during the term of this Agreement, has or will have been [***].  For purposes of this Agreement, any such Third Party shall cease to be a Marketing Partner upon the [***].

1.32.    “Master Batch Record” means a written description of the Manufacturing Process, reviewed and approved by ImmunoGen before Manufacturing commences, which shall include all technical requirements and Manufacturing parameters with regard to the Manufacturing methods.

1.33.    “Maytansinol” shall mean the maytansinoid derivative containing the maytansine chemical substructure identified by CAS#57103-68-1.

1.34.    “Maytansinoid Products” shall mean DMx and any precursors of DMx containing the maytansine chemical substructure, including, but not limited to, Ansamitocins and Maytansinol.

1.35.    “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (including certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications,

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

substitutions, continuations, continuations-in-part, divisionals, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, and all foreign counterparts of any of the foregoing.

1.36.    “Processing Time” has the meaning set forth in Sub-Paragraph 4.7.1.2.

1.37.    “Product” shall mean either DM1 or DM4; “Products” shall mean both DM1 and DM4.

1.38.    “Project Inventions” means any and all inventions, improvements, discoveries, developments, original works of authorship, trade secrets, or other Technology conceived, developed and/or reduced to practice, whether in whole or in part, by Sicor in the performance of the activities contemplated by this Agreement.  For purposes of this Agreement, “Sicor Project Inventions” means any Project Inventions that are [***]; “Joint Restricted Project Inventions” means any Project Inventions that that are [***]; “Joint Unrestricted Project Inventions” means any Project Inventions that are [***] and “Joint Inventions” means, collectively, all Joint Restricted Project Inventions and Joint Unrestricted Project Inventions.

1.39.    “Quality Agreement” means the Quality Agreement of even date herewith entered into by the Parties containing quality assurance provisions applicable for the Clinical and Registration Production and, in general, Manufacturing to be carried out under this Agreement.  A copy of the Quality Agreement is attached hereto as Annex A.

1.40.    “Records” has the meaning set forth in Section 4.4.

1.41.    “Regulatory Authority” shall mean the applicable government regulatory authority in any country in the Territory involved in granting the Health Registrations for Drug Product or otherwise having authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of Drug Product.  Such term includes, without limitation, the FDA, the Committee for Medicinal Products for Human Use (CHMP) within the European Union and the national medicines agencies of countries within the European Union, and any successors thereto.

1.42.    “Reprocess” and “Reprocessing” means repeating step(s) that are part of the Manufacturing Process in order to cause Product that does not conform to Specifications to conform to Specifications.

1.43.    “Rework” and “Reworking” means performing step(s) that are not part of the Manufacturing Process in order to cause a Product that does not conform to applicable standards or Specifications to conform to those standards or Specifications.

1.44.    “Rolling Forecast” has the meaning set forth in Paragraph 4.7.1.

1.45.    “Sicor Confidential Information” shall mean all data and information regarding any Sicor Project Inventions or regarding any compounds produced by or for Sicor or any of its Affiliates outside the performance of the activities contemplated by this Agreement, or any intermediates, raw materials or impurities utilized or produced by or for Sicor or any of its Affiliates in manufacturing such compounds, or any degradation products deriving therefrom, including but not limited to processes for the synthesis or production of any of such

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

substances, testing and analytical methodology and data relative to such substances, equipment, and sources of supply, and concerning any Sicor or Sicor Affiliate cost, price and volume information, business plans, and production capabilities regarding any product of Sicor or of a Sicor Affiliate, that are, in any case, Controlled by Sicor and disclosed or supplied to ImmunoGen by or on behalf of Sicor pursuant to this Agreement.  ImmunoGen shall treat the terms of this Agreement, including without limitation the pricing terms (subject to Section 13.8), as Sicor Confidential Information.

1.46.    “Sicor Facilities” means the facilities of Sicor located at Rho, Italy and/or Santhià, Italy.

1.47.    “Sicor Indemnitee” has the meaning set forth in Section 14.2.

1.48.    “Specifications” mean the specifications and the quality control testing procedures for each of the Products, as set forth in the Quality Agreement, or as otherwise agreed to by the Parties in writing.

1.49.    “Strain” shall mean ImmunoGen’s proprietary Actinosynnema pretiosum strain, with the properties and characteristics set forth in [***].

1.50.    “Supply Partner” shall mean any Marketing Partner with respect to which ImmunoGen has agreed to supply such Marketing Partner with one or more Maytansinoid Product(s) ordered by such Marketing Partner.

1.51.    “Technology” shall mean, collectively, know-how, inventions, trade secrets, and proprietary information and methods, including without limitation, methods of production or use of, and structural and functional information pertaining to, chemical compounds and all data, formulations processes and results.

1.52.    “Territory” shall mean the entire world.

1.53.    “Third Party” means any person or entity other than Sicor, ImmunoGen, and their respective Affiliates.

2.     Implementation of Scaled-up Process.

2.1.      Each Party will appoint a “Technical Contact” having primary responsibility for day-to-day interactions with the other Party for the Clinical and Registration Production.  Any change to a Technical Contact will be identified in writing to the other Party.  Each Party will use reasonable efforts to provide the other Party with at least thirty (30) days  prior written notice of any change in that Party’s Technical Contact.  Except for notices or communications required or permitted under this Agreement, which shall be subject to Section 16.3 below, all communications between Sicor and ImmunoGen regarding the conduct of the Clinical and Registration Production will be addressed to the Party’s relevant Technical Contact.

2.2.      The Parties will hold project team meetings via teleconference or in person, on a periodic basis as agreed by the Technical Contacts.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.      The Parties shall establish a Joint Steering Committee (the “JSC”) comprised of an equal number of representatives designated by each Party (which number shall not be less than two (2) nor more than five (5)).  The Technical Contacts shall report to the JSC.  Notwithstanding the foregoing, the Technical Contacts may be members of the JSC.

2.3.1.             Each Party will be free to replace its representative members on the JSC after using reasonable efforts to provide the other Party with at least thirty (30) days prior written notice of any change in the JSC.

2.3.2.             The JSC shall be responsible for overseeing and directing the Parties’ interaction and the performance of their respective obligations under this Agreement.  Without limiting the generality of the foregoing, its duties include:

•             Monitoring the performance of the activities contemplated by this Agreement;

•    Resolving disagreements that arise under this Agreement; and

•    Determining the need and terms of any change orders.

2.3.3.             The JSC shall meet at such times as the JSC determines to resolve issues arising hereunder and to perform its responsibilities under this Agreement.  Such meetings may be in person or by telephone as agreed by the JSC.  To the extent that meetings are held in person, they shall alternate between the offices of the Parties unless the Parties agree otherwise.  The Technical Contacts shall attend all meetings of the JSC.  All decisions of the JSC shall be unanimous.

2.3.4.             The chairperson of the JSC shall be designated every year on an alternate basis between the Parties.  The chairperson shall be responsible for calling meetings, sending notices of meetings, and for leading such meetings.

2.3.5.             In the event that the JSC cannot reach agreement with respect to any material issue, then such dispute shall be resolved in accordance with Section 16.4 below.

2.3.6.             The JSC is not empowered to amend the terms of this Agreement.

2.4.      Sicor may subcontract the performance of certain of its obligations under this Agreement to qualified Affiliates and/or Third Parties pursuant to section 3.3 of the Quality Agreement.

3.     Clinical and Registration Production.

3.1.      During the term of this Agreement and subject to the terms and conditions of Sub-Paragraphs 4.7.1.2, 4.7.2.2 and 4.7.2.5, Sicor shall Manufacture and supply to ImmunoGen ImmunoGen’s good faith requirements of Product ordered by ImmunoGen for all Clinical Trials of Drug Product to be carried out by or for ImmunoGen and its Supply Partners for the submission of Health Registrations thereof in the Territory and, in general,

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for use in Drug Product(s) being developed for and/or destined for use in clinical testing and/or for submitting and obtaining approval of Health Registration(s) thereof, pursuant to the terms and conditions of articles 4, 5, 6, and 7 and other applicable provisions of this Agreement.

3.2.      During the term of this Agreement and as long as Sicor is able to Manufacture (including the [***] provisions of Section 4.8) and supply Product in a timely manner, pursuant to Section 4.7, with the objective of providing ImmunoGen with sufficient quantities of Product to meet ImmunoGen good faith requirements as described in Section 3.1, ImmunoGen agrees to purchase from Sicor all its requirements of Product for Clinical Trials of Drug Product(s) to be carried out by or for ImmunoGen or its Supply Partners, and for submitting and obtaining approval of Health Registration(s) thereof in the Territory, and, in general, for use in Drug Product(s) being developed for and/or destined for use in clinical testing and/or for submitting and obtaining approval of Health Registration(s) thereof. For purposes of this Section 3.2, including Paragraph 3.2.2, and of Section 11.2 hereof, Sicor will be deemed to have Manufactured and supplied Product in a timely manner when (i) Product and AP3 or Maytansinol [***] has been Manufactured, and AP3 or Maytansinol, respectively, converted to Manufactured Product, pursuant to and in accordance with the provisions of Sub-Paragraphs 4.7.1.2, 4.7.2.2 and 4.7.2.5 and Section 4.8 hereof, and (ii) Product is supplied by Sicor within [***] days of the delivery date set forth in the Purchase Orders provided in accordance with such provisions.

3.2.1.             Notwithstanding the foregoing, with respect to the requirements of ImmunoGen’s Supply Partners, this Section shall apply only to a Supply Partner’s requirements [***].

3.2.2.             Upon any failure by Sicor to Manufacture and supply Product in a timely manner, ImmunoGen shall thereafter be entitled to obtain from one or more of its Affiliates or Third Parties the quantities of Product in question.

3.3.      All Clinical and Registration Production shall be carried out in accordance with the provisions of the Quality Agreement.

3.4.      Sicor shall be responsible and shall carry out any Product licensure and any other regulatory filings that are required for the clinical testing and submissions described in Section 3.2, and is responsible to ensure that all of such filings with Regulatory Authorities are consistent with the Specification, the Master Batch Record and the Quality Agreement.  Such licensure and filings shall not be deemed to require Sicor to [***], unless agreed to by the Parties in respect of or under the Specification, the Master Batch Records or the Quality Agreement, which agreement shall be the subject of one or more separate writings. The respective regulatory responsibilities of Sicor and ImmunoGen as to such filings and Product to be Manufactured hereunder are set forth in the Quality Agreement.

4.     Manufacture and Supply of Product.

4.1.      Sicor will Manufacture Product at the Sicor Facilities. The foregoing shall not preclude Sicor’s right to subcontract certain Manufacturing activities to qualified Affiliates or Third Parties at other sites and facilities pursuant to Section 2.4 hereof. For the purpose having two alternative sites available for the downstream chemistry processing of AP3 into

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product to be supplied to ImmunoGen hereunder as contemplated in Appendix III of the Quality Agreement, Sicor agrees to have both of the Sicor Facilities qualified and utilizable for such purpose, in accordance with the relevant provisions the Quality Agreement. Furthermore, Sicor may otherwise propose to change the location from one of the Sicor Facilities to the other, or use any additional facility controlled by Sicor or its Affiliates for the Manufacture of Product, pursuant to the terms of the Quality Agreement and in any event only upon (a) providing ImmunoGen with written notice of such proposal at least [***] days commencing any of the preparatory steps necessary to qualify such other facility for such activities, and (b) receiving ImmunoGen’s prior written consent, which consent will not be unreasonably withheld or delayed.  The Parties agree that it will be reasonable for ImmunoGen to withhold such consent pending satisfactory completion by each of the Parties of their respective quality assurance audits and/or regulatory impact assessments of the new location or additional facility, as the case may be.  Sicor will maintain, at its own expense, the Sicor Facilities (and any additional facility approved for use as described above) and all Equipment required for the Manufacture of Product in a state of repair and operating efficiency consistent with the requirements of cGMP and Applicable Law.

4.2.      Any change or modification to the Manufacturing Process or Specifications for any Product must be carried out in accordance with the provisions of the Quality Agreement (if applicable).

4.3.      Sicor will take and retain, for such period and in such quantities as may be required by cGMP and the Quality Agreement, samples of Product from the Manufacturing Process produced under this Agreement.  Further, Sicor will submit such samples to ImmunoGen, upon ImmunoGen’s written request.

4.4.      Sicor will keep complete and accurate records, including, without limitation, reports, accounts, notes, data, and records of all information and results obtained from performance of the Manufacturing activities contemplated by this Agreement, including without limitation, all documents listed in section 5.2.2 of the Quality Agreement  (such documents referred to as the “Records”).  All Records will be will be treated by Sicor as ImmunoGen Confidential Information.  Upon ImmunoGen’s request, Sicor will promptly provide ImmunoGen with copies of such Records.  Sicor will not transfer, deliver or otherwise provide any such Records to any party other than ImmunoGen, without the prior written approval of ImmunoGen, provided that (a) Sicor may provide the necessary parts of Records to any Regulatory Authority without ImmunoGen consent to the extent required for compliance or abidance with Applicable Laws, and (b) [***].  While in the possession or control of Sicor, Records will be made available for inspection, examination and copying by or on behalf of ImmunoGen.  All original Records of the Manufacture of Product hereunder will be retained and archived by Sicor in accordance with cGMP and Applicable Law, and according to its applicable procedures. Sicor will not destroy the Records without first giving ImmunoGen written notice and the opportunity for ImmunoGen to receive the Records at ImmunoGen’s expense.

4.5.      Subcontracting.  To the extent ImmunoGen gives its consent, which consent shall not be unreasonably withheld or delayed, Sicor shall have the right to grant a sublicense under any ImmunoGen Technology and/or to grant a license to use of its interest in any Joint Inventions, and provide ImmunoGen Confidential Information, to subcontractors used pursuant to Section 2.4 hereof, but solely as may be necessary for such Affiliate or Third

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party subcontractor to perform the subcontracted activities. Sicor shall take reasonable steps to insure that any such sublicense is carried out in a manner that sufficiently protects ImmunoGen intellectual property rights and Confidential Information which shall include, without limitation, entering into agreements with each such Affiliate or Third Party subcontractor reasonably acceptable to ImmunoGen that includes obligations of confidentiality and non-use comparable to those set forth herein applicable to Sicor.  Any and all activities performed by any such subcontractor shall be at Sicor’s sole cost and expense.

4.6.      Use of ImmunoGen Materials.  In connection with all ImmunoGen Materials supplied by ImmunoGen to Sicor under this Agreement, Sicor hereby agrees that (a) it shall not use such ImmunoGen Materials for any purpose other than exercising any rights granted to it hereunder (except that Sicor may use the ImmunoGen Materials for the purpose of manufacturing and supplying Product to ImmunoGen’s Marketing Partners so long as they remain Marketing Partners); (b) it shall use such ImmunoGen Materials only in compliance with all applicable national, regional, and local laws and regulations; (c) it shall not transfer such ImmunoGen Materials to any Affiliate or Third Party without the prior written consent of ImmunoGen, which consent shall not be withheld where necessary for the subcontracting activities consented to by ImmunoGen pursuant to Section 2.4; (d) it shall maintain all such ImmunoGen Materials in storage under its control in the Sicor Facilities, using commercially reasonable efforts to keep such ImmunoGen Materials secure and safe from loss and damage in such manner as Sicor stores materials of a similar nature and in accordance with reasonable storage guidelines provided by ImmunoGen, in such a way as to be able to distinguish the same from products and materials belonging to Sicor or held by Sicor for a Third Party; (e) ImmunoGen shall retain full ownership of all such ImmunoGen Materials; and (f) upon the expiration or termination of this Agreement, Sicor shall at the instruction of ImmunoGen either destroy or return any unused ImmunoGen Material.

4.7.      Forecasts and Purchase Orders.

4.7.1.             Rolling Forecasts.  Starting with the forecast set out in Annex B, and thereafter at least [***] prior to the start of each [***] during the term of this Agreement, ImmunoGen shall submit to Sicor a good-faith rolling written forecast of the total quantity of Products estimated to be required for the [***] commencing with such [***], based on the then-current grams of Product per Batch being produced by Sicor, substantially in the form of Annex C attached hereto (each a “Rolling Forecast”).  In each Rolling Forecast, ImmunoGen shall include a breakdown of the total quantity of Products and the number of Batches of each to be made by [***].  In the event that ImmunoGen expects to require in any [***] more or less than multiples of whole Batches of Product, then it shall state this requirement, specifying any quantities of Product required additional to the number of, or instead of, any whole Batches to be supplied.

4.7.1.1.            The [***] of each Rolling Forecast shall be binding, as to the quantities and/or number of Batches forecast. Except for the binding nature of the [***] as set forth hereinbelow, the Parties acknowledge that each Rolling Forecast shall otherwise be non-binding and that factors including, but not limited to, the number of clinical studies conducted, clinical enrollment and Product yields may affect the accuracy of such Rolling Forecasts.  ImmunoGen may amend any

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

portion of the [***] of each Rolling Forecast to the extent not already covered by a Purchase Order (as defined below), so as to account for such variables, in a subsequent Rolling Forecast containing such amended portion in the first quarter.

4.7.1.2.     Sicor shall not be obliged to supply any quantities of Product set out in any Rolling Forecast which would exceed, for the applicable [***], (i) the amounts of Product required to be [***] as described in Section 4.8 hereof, based on the [***] terms stated therein, plus (ii) the amounts that would be [***], based on a [***] processing time (the “Processing Time”) and always pursuant to the [***] terms stated therein (amounts of Product in (i) and (ii) collectively, the “Commitment Quantities”).  Within [***] of the submission to Sicor by ImmunoGen of each Rolling Forecast, Sicor shall deliver to ImmunoGen a written notice stating that portion of such Rolling Forecast beyond the Commitment Quantities it believes it cannot supply in the designated [***] applicable to such portions, and shall inform ImmunoGen of its first available manufacturing slot for such quantities.

4.7.2.             Purchase Orders.

4.7.2.1.          ImmunoGen shall deliver to Sicor, together with each Rolling Forecast, a written binding purchase order (each, a “Purchase Order”) for the amount of Products which ImmunoGen wishes to order to be made during the [***] covered by such Rolling Forecast.

4.7.2.2.          ImmunoGen may also issue Purchase Orders for Product at other times, provided that each such Purchase Orders shall always be issued to Sicor (i) in accordance with the timing established for Sicor having available Commitment Quantities and (ii) with regards to any quantities of Product to be Manufactured from [***], at least [***] prior to the requested delivery date for Product. Notwithstanding the foregoing, and the provisions of Sub-Paragraph 4.7.2.1, the first Purchase Orders delivered to Sicor under this Agreement, and all subsequent Purchase Orders until [***] pursuant to the provisions of Paragraph 4.8.3 hereof, shall be issued by ImmunoGen at least [***] prior to the requested delivery date for Product. In the event that ImmunoGen issues Purchase Orders with shorter lead times, or inconsistent with the timing established for having available Commitment Quantities, Sicor shall be under no obligation to fulfill such Purchase Orders, although it may do so pursuant the following provisions. Sicor shall also have no obligation to accept or fulfill any Purchase Orders, whether under this or the previous Sub-Paragraphs, for any delivery quantity of less than [***] of Product.

4.7.2.3.          At least [***] prior to issuance of any Purchase Order, ImmunoGen shall also send Sicor’s Technical Contact information as to quantities, delivery dates and other pertinent information regarding the planned Purchase Order, so as to allow Sicor to propose alternative timing and modalities of Product supply which ImmunoGen will be under no

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

obligation to accept to the extent that such alternative timing and modalities fail to conform to the terms of this Agreement.

4.7.2.4.          Each Purchase Order shall specify: (a) the total quantity of Product which ImmunoGen assumes would be supplied with such Purchase Order; and (b) the requested time and location for delivery of each Batch.  Notwithstanding the foregoing, if ImmunoGen requires more or less than multiples of whole Batches of Product, rather than (a) and (b) ImmunoGen shall specify in the Purchase Order that it is requesting a specific quantity of Product (which specific quantity shall be in increments of [***]. Notwithstanding the foregoing, ImmunoGen may also request in Purchase Orders, and Sicor agrees to supply, a quantity of Product smaller than [***], but solely to the extent that such quantity is the full residual amount remaining in any Batch after all previous orders of [***] quantities. Sicor shall not, in any event, be required to fulfill any Purchase Order for any quantities of less than [***] of Product, provided that such lesser quantity of Product may be supplied if the Parties can reach agreement on appropriate pricing for such lesser quantity.

4.7.2.5.          Sicor shall provide ImmunoGen with prompt written notice of its acceptance of each such Purchase Order.  Sicor shall have the right to reject any purchase quantities within any Purchase Order to the extent that such quantities are inconsistent with the timing established for having available Commitment Quantities, or when the Purchase Order provides for a shorter lead time than that set forth in Sub-Paragraph 4.7.2.2. In such cases, Sicor shall provide ImmunoGen with a notice of such inconsistencies and/or shorter lead time, and rejection within [***] after its receipt of the applicable Purchase Order, it being agreed that any Purchase Order, or portion thereof, which is not timely rejected shall be deemed to have been accepted.  Sicor shall Manufacture and supply ImmunoGen with Products in quantities sufficient to fulfill accepted Purchase Orders.

4.7.3.             Cancellations.  ImmunoGen may cancel, no more than [***] per [***], by providing prompt written notice of same (a “Cancellation Notice”) to Sicor.  With respect to any Batch or Batches which are the subject of a Cancellation Notice, the following shall apply:

4.7.3.1.          Before Initiation. If ImmunoGen gives Cancellation Notice prior to Sicor’s initiating the Manufacture of any such cancelled Batch(es), the cancellation shall be effective upon Sicor’s receipt of such notice, and Sicor shall immediately cease all work and cancel all outstanding permitted subcontracts associated therewith.  If that cancellation occurs less than [***] prior to the agreed-to date for the start of the production of such Batches, then ImmunoGen shall pay to Sicor an amount equal to [***] (assuming each such cancelled Batch would have produced [***] of Product set forth in the then-current Master Batch Record).  By way of clarification, in the event the Sicor Activity constitutes production of one or more Batches and that cancellation

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

occurs more than [***] prior to the agreed-to date for the start of the production of such Batches, then ImmunoGen shall not pay to Sicor any amounts associated with the cancelled Batch(es) other than the [***].

4.7.3.2.          After Initiation.  In the event that ImmunoGen provides Sicor a Cancellation Notice after Sicor has initiated production of one or more of such cancelled Batch(es), Sicor shall, as applicable, conclude the production of the then-current production stage (Ansamitocin, Maytansinol or Product) of the cancelled Batch(es) in accordance with the applicable order.  With respect to those cancelled Batch(es) that were commenced, unless otherwise agreed by the Parties, Sicor shall, as directed by ImmunoGen, deliver, offer for sale (on terms to be agreed by the Parties), store or destroy such Batch(es), and ImmunoGen shall pay Sicor an amount equal to [***] if the product to be manufactured from such Batch(es) hereunder is an Ansamitocin, [***] if the product to be manufactured from such Batch(es) hereunder is Maytansinol and [***] if the product to be manufactured from such Batch(es) hereunder is DMx (in each case assuming each such cancelled Batch would have produced [***] of Product set forth in the then-current Master Batch Record). With respect to those cancelled Batch(es), if any, that were not commenced ImmunoGen shall pay to Sicor an amount, if any, in accordance with Section 4.7.3.1 above.

4.8.      [***].  Throughout the term of this Agreement, Sicor shall [***] of

•      [***] sufficient to [***]; and

•      Between [***] and [***] of [***], as specified in Paragraph 4.8.2; and

•      Between [***] and [***] of [***], as specified in Paragraph 4.8.2.

4.8.1.     Sicor shall be allowed at least [***] to [***] after any [***] is [***] therefrom to [***] for ImmunoGen.

4.8.2.     Sicor shall not be required to [***] until and unless, in each case, such [***] below the [***]. Upon such [***], Sicor shall be allowed at least [***] to [***], as the case may be, to the [***], by [***] one or more [***], as applicable, which would result in having at least [***], as the case may be, but no more than [***], as the case may be, in the [***].

4.8.3.     From the Effective Date of the Agreement, Sicor shall be allowed [***] to create the [***].

4.8.4.     ImmunoGen agrees to [***] (i) all [***] pursuant to this section 4.8, and (ii) all [***] pursuant to this section 4.8, at least [***] prior to the [***] relative to [***], so that all [***] will be [***] and supplied to ImmunoGen in such manner, such obligation to survive expiration or termination of this Agreement.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.     Product and Process Acceptance.

5.1.      Any Product to be Manufactured hereunder will be Manufactured in accordance with the Manufacturing Process, the Quality Agreement and cGMP.  Each Batch of Product will be sampled and tested by Sicor against the Specifications. The quality assurance department of Sicor will review the Batch Record for such Batch and will assess if the Manufacture has taken place in compliance with cGMP and the Manufacturing Process.  It is the Parties’ mutual objective that Product shall be [***]; provided, however, that Sicor (Sub-Paragraph 4.7.2.4 hereof notwithstanding) shall continue the practice as of the Effective Date of providing [***] of Product to ImmunoGen until ImmunoGen successfully completes development work enabling it to [***] at its facility.

5.2.      Sicor shall only release Product for delivery to ImmunoGen if, based upon the aforementioned tests, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP and the Manufacturing Process, and then only subsequent to the Record approval procedure set out in the last two paragraphs of Section 5.1 of the Quality Agreement.

5.3.      During such Record approval procedure, ImmunoGen may also test samples of such Batch against the Specifications.  In such case, ImmunoGen will notify Sicor in writing of its acceptance or rejection of such Batch within the term set forth in Section 5.6 of the Quality Agreement for completion of said procedure.  ImmunoGen has no obligation to accept a Batch if the Batch does not comply with the Specifications and/or was not Manufactured in compliance with cGMP and with the Manufacturing Process.

5.4.      If the Parties disagree as to whether a Batch of Product conforms to the applicable Specifications, the Parties will then attempt to resolve any such disagreement in good faith and ImmunoGen and Sicor will follow their respective standard operating procedures to determine the conformity of the Batch of Product to cGMP, the Manufacturing Process and to the Specifications. If the Parties are not able to resolve such disagreement within [***] of the end of the aforementioned Record approval procedure term, then either Party may use the dispute resolution mechanism set forth in Section 5.7.1 of the Quality Agreement in the event the disagreement regards conformity of the Batch to the Specifications, or any other applicable dispute mechanism or procedure contemplated in this Agreement or the Quality Agreement for other cases of non-conformity.

5.5.      If, following the Record approval procedure contemplated under Section 5.2 and, if applicable, the dispute resolution procedures referenced in Section 5.4, it is agreed or determined that a Batch of Product fails to conform to the Specifications or was not Manufactured in compliance with cGMP and the Manufacturing Process, then Sicor will, at ImmunoGen’s sole option:

5.5.1.             [***]; or

5.5.2.             [***]; or

5.5.3.             [***].

Moreover, the Parties will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with cGMP and/or the Manufacturing Process.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.     Shipping and Delivery.

6.1.      Shipping will be in accordance with reasonable instructions for shipping and packaging specified by ImmunoGen in writing or as otherwise agreed to in writing by the Parties. Delivery terms are [***].  A bill of lading will be furnished to ImmunoGen with respect to each shipment.

6.2.      ImmunoGen will promptly notify Sicor in writing of loss, damage, defects or non-delivery of any part of a Product shipment after delivery of such shipment to ImmunoGen, or its designee, but in any event no later than [***] after delivery or, if in case any defects are not evident to ImmunoGen at the time of delivery, such notification by ImmunoGen to Sicor will be made no later than [***] after discovery thereof and in any event no later than [***] after delivery.

7.     Price and Payments.

7.1.      The Parties agree that the pricing for orders covering at least one full Batch of Product supplied under this Agreement shall be [***], subject to Section 7.4 below, or such lesser amount determined on a [***] basis as mutually agreed upon by the Parties.

Although, based on production experience of Sicor prior to execution of the present Agreement, it is expected that the quantities of Product produced per Batch may be in the range of about [***] to [***], any different values will not in any way, be deemed contrary to the parties’ intent or a breach of this Agreement, and shall not effect the above prices or any of the other terms or conditions of this Agreement).

7.2.      Sicor will invoice ImmunoGen according to the above schedule, or as otherwise contemplated under this Agreement, for Clinical and Registration Production of Product.  Payment of invoices will be due [***] after receipt thereof the invoice by ImmunoGen.  ImmunoGen will make all payments in Euros and by check or wire transfer to a bank account designated in writing by Sicor.

7.3.      Duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Clinical and Registration Production or Manufacture and supply of Product hereunder (other than any taxes based upon the income of Sicor) will be borne by ImmunoGen. In particular, all payments due hereunder are deemed to be net of VAT and any other applicable taxes or duties, which shall be paid by ImmunoGen.

7.4.      Notwithstanding the pricing otherwise set out in Section 7.1, Sicor agrees that ImmunoGen shall [***], as described in the following sentences of this Section 7.4, for all orders of quantities of Product equal to at least one full production Batch (i.e., [***]).  For purposes of clarity, at any time during the term of this Agreement should Sicor have [***], or as otherwise then in effect pursuant to this Section 7.4, then ImmunoGen’s [***] shall be immediately [***] as follows: For each [***], the [***] shall be [***] in a [***], until the [***].  Such [***] shall then [***].  For purposes of clarity, the Batches of Product purchased under the [***] shall be included in determining [***] in accordance with this Section 7.4.

7.5.      Sicor shall keep complete and accurate records of [***], and [***], to all [***] in sufficient detail to allow ImmunoGen to verify and enforce its rights under Section 7.4 above as follows.  ImmunoGen shall have the right, during the term of this Agreement and

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for a period of one (1) year after expiration or termination of this Agreement, to appoint an independent auditor reasonably acceptable to Sicor to examine the relevant records for such purpose.  Such examination shall be conducted, and Sicor shall make its records available, during ordinary working hours at the Sicor Facility located in Rho, Italy, no more than [***], on a reasonably acceptable date no earlier than [***] after written notice has been provided by ImmunoGen to Sicor.  Before permitting such independent auditor to have access to such records, Sicor may require such independent auditor to sign a confidentiality agreement (in form and substance reasonably acceptable to both Parties) as to any confidential information which is to be provided to such independent representative or to which such independent representative will have access while conducting its examination contemplated hereby.  The independent representative shall provide both Parties with a written report stating solely whether ImmunoGen has received [***] to which it is entitled hereunder and the specific amounts of any discrepancies.  Such independent representative may not reveal to ImmunoGen any information learned in the course of such examination other than the [***].  ImmunoGen agrees to hold in strict confidence all information disclosed to it in accordance with Section 13 hereof, except to the extent necessary for ImmunoGen to enforce its rights under this Agreement or if disclosure is required by law.  [***] shall pay for such examinations, except that, in the event an examination reveals an [***] of at least [***] of the overall amounts subject to such verification, [***] shall pay for such examination.

7.6.      The Parties agree that the pricing set forth in Section 7.1 is based on [***] in connection with the Manufacturing Process.  Subject to acceptance by all then current Marketing Partners that are procuring Product from Sicor, ImmunoGen may subsequent to initiating the Commercial Supply contemplated in the following Article 8, at its option, elect to have Sicor [***] which is intended to result in [***] and consequent [***] to the Manufacturing Process.  The Parties shall agree upon a mutually acceptable work plan to enable Sicor to use the [***] in the Manufacturing Process, and shall negotiate in good faith the [***] manufactured for ImmunoGen thereafter.

8.     Commercial Supply

8.1.      At least [***] prior to the expected completion of the first [***] involving a Drug Product for which Sicor supplied the Product to ImmunoGen hereunder, the Parties shall begin good faith negotiations for a commercial supply agreement regarding the manufacture, purchase and supply of such quantity of DMx compounds as may be required for commercialization of such Drug Product substantially on the terms set forth in APPENDIX 7 to the Technology Transfer Agreement (on pricing terms as set forth in Section 7.1 of this Agreement (as may be [***]) or as otherwise agreed upon).  ImmunoGen recognizes and agrees that, as the [***] of [***] and [***] active pharmaceutical ingredients to the [***] and [***], and as long as it remains such, [***] shall have the right to [***], and [***], for the [***]; provided, however, that in no event shall ImmunoGen be required to agree to the Manufacture of Product at any facility other than the [***].  In any such agreement, Sicor [***] shall, in any event, have the [***] of all such required quantities of the DMx compounds.  In connection therewith, the Parties shall negotiate in good faith for a period of [***] with respect to the terms and conditions of such agreement, including specification of price and quantity terms.  If the Parties are unable to agree upon the terms and conditions of such agreement within such [***] period, then Sicor [***] shall [***].  If ImmunoGen does not [***], ImmunoGen shall thereafter have the right to pursue such supply, including the right to negotiate with, and grant rights to, any ImmunoGen

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Affiliate or Third Party with respect to such manufacture and supply, but only on terms that are [***], taking into account all factors deemed reasonably relevant by ImmunoGen.  ImmunoGen will inform Sicor [***] and, to the extent [***], ImmunoGen will [***] that ImmunoGen has determined is [***] as described above and Sicor [***] shall have [***] to provide written notice to ImmunoGen as to whether it is willing to enter into an agreement with ImmunoGen [***].  If Sicor [***] fail to provide written notice within such [***], ImmunoGen’s obligations under this Section 8.1 shall terminate.  If Sicor [***] provide such written notice within such [***], the Parties, [***], will negotiate and execute a commercial supply agreement which shall contain [***].

8.2.      ImmunoGen shall inform Sicor promptly upon execution of any such agreement with an Affiliate or Third Party having [***] as described in Section 8.1.  Sicor [***] shall subsequently have the right, upon reasonable notice to ImmunoGen solely to the extent provided to ImmunoGen on or before [***] from the date of Sicor’s receipt of such notice from ImmunoGen, to designate an independent representative reasonably acceptable to ImmunoGen to have access, during ordinary working hours to ImmunoGen’s premises and to such records as may be necessary to verify that ImmunoGen has granted any such manufacture and supply rights to an Affiliate or Third Party in compliance with Section 8.1; provided, that, to the extent requested by ImmunoGen, such Sicor [***] representative shall enter into a confidentiality agreement with ImmunoGen reasonably acceptable to ImmunoGen.  Such representative (i) shall not have access to any information relating to the business of ImmunoGen except that which is reasonably necessary for such representative to confirm compliance with Section 8.1, and (ii) shall, in any event, only disclose to Sicor [***] whether or not ImmunoGen is in compliance with Section 8.1 and shall under no circumstances disclose to Sicor [***] the actual terms of such agreement.

9.     Representations and Warranties.

9.1.      Sicor represents and warrants that:

9.1.1.             The Clinical and Registration Production will be performed with requisite care, skill and diligence, in accordance with Applicable Law, industry standards and this Agreement, and by individuals who are appropriately trained and qualified.

9.1.2.             At the time of delivery to ImmunoGen, the Product Manufactured under this Agreement (i) will have been Manufactured in accordance with cGMP and Applicable Law, the Manufacturing Process, and the Specifications, and (ii) will not be adulterated or misbranded under the FDCA or other Applicable Law.

9.1.3.             Neither Sicor, its officers nor any person used by Sicor to perform Clinical and Registration Production (i) has been debarred, or convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the FDCA, 21 U.S.C. § 335a or (ii) has been listed by any federal or state agencies, excluded, debarred, suspended or otherwise been made ineligible to participate in federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or (iii) has been convicted of a criminal offense related to the provision of healthcare

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

items or services, or is subject to any such pending action. Sicor agrees to inform ImmunoGen in writing immediately if Sicor or any person who is performing Clinical and Registration Production is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Sicor’s knowledge, is threatened.

9.2.      ImmunoGen represents and warrants that:

9.2.1.             To the best of ImmunoGen’s knowledge, the use of ImmunoGen Technology as contemplated herein will not infringe the intellectual property rights of any Third Party and ImmunoGen will promptly notify Sicor in writing should it become aware of any claims asserting such infringement.

9.3.      [***]

10.   Compliance With Government Regulations and other Applicable Law.

10.1.    Sicor agrees to comply with all Applicable Law in performing Clinical and Registration Production.  Sicor will be responsible for obtaining, at its expense, any necessary licenses or permits for the activities contemplated hereunder, and any regulatory and government approvals necessary therefor. ImmunoGen will be solely responsible for carrying out or having carried out all Clinical Trials and submitting all Drug Product Health Registration applications in respect to any Product supplied hereunder, in accordance with all Applicable Law.

10.2.    ImmunoGen will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for ImmunoGen’s use of any Product Manufactured hereunder.  Sicor will be responsible for providing ImmunoGen with all supporting data and information in its possession relating to the Manufacture of Product requested by ImmunoGen for obtaining such approvals.  The format of such data and information for submission by ImmunoGen to a regulatory agency will be agreed in advance by the Parties.

10.3.    Sicor will permit ImmunoGen and/or its representatives (which may include representatives of [***], always subject to prior binding of such [***] to confidentiality obligations as set forth in Paragraph 13.2.3) to be present and participate in any visit or inspection by any Regulatory Authority of the Sicor Facilities (to the extent it relates in any way to any Product or to the Manufacturing Process).  Sicor will give as much advance notice as possible to ImmunoGen of any such visit or inspection.  Sicor will provide to ImmunoGen a copy of any report or other written communication received from any Regulatory Authority within [***] after receipt thereof, and will consult with and require approval from, ImmunoGen before responding to each such communication.  Sicor will provide ImmunoGen with a copy of its final responses within [***] submission thereof.

10.4.    The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated in connection with the Clinical and Registration Production and Manufacture will be the responsibility of Sicor at Sicor’s sole cost and expense.  Sicor will prepare, execute and maintain, as the generator of waste, all documentation required under Applicable Law.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.5.    Sicor will be solely responsible for implementing and maintaining health and safety procedures for the performance of Clinical and Registration Production. Sicor, in consultation with ImmunoGen, will develop safety and handling procedures for Product; provided, however, that ImmunoGen will have no responsibility for Sicor’s health and safety program.

10.6.    In the case of recalls of ImmunoGen Drug Product that incorporates, is comprised of, or is derived from, DMx Manufactured by Sicor, [***] shall bear all reasonable costs associated with the performance of a recall of Drug Product (i) only in respect of the disposition and replacement of the affected DMx material; (ii) only if [***] was informed and involved with [***] from the start of in discussions on an eventual recall such, and (iii) only if [***] has been determined to be the sole responsible party for the recall due to out of specification DMx which could not have been recognized as such by the release activities of [***] contemplated under the Quality Agreement.

11.   Term and Termination.

11.1.    This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section, will continue in effect for seven (7) years from the Effective Date, and shall be automatically renewed for additional periods of one (1) year unless either Party gives the other written termination notice at least one (1) year prior to any renewal date. Notwithstanding the foregoing, if any Clinical Trials for a Drug Product have begun but have not been completed prior to expiration, this Agreement will expire upon such Clinical Trials having been either abandoned or completed (with the relative submission(s) set forth in Section 3.1 hereof).  Anything contained in this Agreement to the contrary notwithstanding, either Party may terminate this Agreement in respect of any DMx compound upon [***] prior written notice to the other Party at any time following the execution of any commercial supply agreement entered into by ImmunoGen for such compound in accordance with the provisions of Section 8 hereof.

11.2.    Termination for Force Majeure.  If it becomes apparent to either Party at any time during the term of this Agreement that it will not be possible for Sicor to carry out its obligations and responsibilities hereunder, including, without limitation, the timely manufacture and supply of Product to ImmunoGen, as a result of Force Majeure (as described in Section 12.1 below), where such condition continues for a period of [***], the Parties shall permit [***] for discussion to resolve, if possible, the Force Majeure issue giving rise to the problem.  If the Parties fail to resolve the problem within this [***] period, either Party shall have the right to terminate this Agreement, effective upon written notice to the other.

11.3.    ImmunoGen will have the right, in its sole discretion, to terminate this Agreement upon [***] prior written notice to Sicor if it ceases on a permanent basis the Phase III Clinical Trials and submission(s) contemplated in Sections 3.1 and 3.2 hereof.  ImmunoGen may also terminate this Agreement upon [***] prior written notice to Sicor if Sicor materially breaches this Agreement and fails to cure the breach during the notice period.

11.4.    Sicor may terminate this Agreement upon [***] prior written notice to ImmunoGen if ImmunoGen materially breaches this Agreement and fails to cure the breach during the notice period.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5.    Upon termination or expiration of this Agreement, neither Sicor nor ImmunoGen shall have any further obligations under this Agreement, except that:

11.5.1.           Sicor will terminate (where applicable) all Clinical and Registration Production or Manufacture of Product in progress, including subcontracted Clinical and Registration Production, [***], unless ImmunoGen specifies in the notice of termination that [***];

11.5.2.           Sicor will deliver to ImmunoGen all [***] in recorded form that was provided by ImmunoGen, that are [***]. Notwithstanding the foregoing, Sicor shall be allowed to retain such [***] as are required for Sicor to [***] and/or [***] for [***], pursuant to and under the [***] for such purpose;

11.5.3.           ImmunoGen (i) will [***], (ii) [***], and (iii) may either (x) purchase any other Product ordered by ImmunoGen in process held by Sicor as of the date of the termination, at a price to be mutually agreed (it being understood that such price will reflect, on a pro rata basis, work performed and non-cancelable out-of-pocket expenses actually incurred by Sicor with respect to the Manufacture of such in-process Product), or (y) reimburse Sicor for such price and direct Sicor to dispose of such material at ImmunoGen’s cost;

11.5.4.           Each Party will immediately return the other Party’s Confidential Information; and

11.5.5.           Any rights and obligations of the Parties that by their terms survive termination or expiration of this Agreement, including, without limitation, representations and warranties (Article 8), retention of property for use for Marketing Partners (Section 11.5.2), confidentiality (Article 13), indemnification (Article 14), and intellectual property rights (Article 15) provisions of this Agreement, will survive termination or expiration. Termination of this Agreement shall not effect any rights and obligations of the Parties under the Technology Transfer Agreement.

12.           Force Majeure.

12.1.    Except as otherwise expressly set forth in this Agreement, neither Party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement other than for payments of money, when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any governmental authority (“Force Majeure”).  The Party affected by any event of Force Majeure will promptly notify the other Party, explaining the nature, details and expected duration thereof.  Such Party will also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations hereunder, and to notify the other Party of the cessation of any such event.  A Party affected by an event of Force Majeure will use its reasonable efforts to remedy, remove, or mitigate such event and the effects thereof with all reasonable dispatch.  If a Party anticipates that an event of Force Majeure may occur, such Party will

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

notify the other Party of the nature, details and expected duration thereof. Subject to Section 11.2 above, upon termination of the event of Force Majeure, the performance of any suspended obligation or duty will promptly recommence.

13.         Confidentiality.

13.1.            ImmunoGen Confidential Information. Sicor shall not disclose ImmunoGen Confidential Information to any person other than

13.1.1.          Sicor employees or employees of affiliated companies of the Sicor group who are bound by similar obligations of confidentiality and who have a need to know such information in connection with Sicor’s performance of the activities contemplated by this Agreement;

13.1.2.          Marketing Partners, solely to the extent required in order to develop, register, manufacture, market and sell such Marketing Partners DMx; provided that such Marketing Partners must first be bound to substantially similar obligations of confidentiality, restricted use and restricted disclosure as those undertaken by Sicor under this Agreement;

13.1.3.          Regulatory Authorities, solely to the extent required in order to implement or carry out the present Agreement and the Quality Agreement, and the activities contemplated under such agreements;

13.1.4.          in respect solely to the disclosure of the terms of this Agreement, other persons who are bound by similar obligations of confidentiality and who have a need to know such information in connection with any actual or potential [***].

13.2.            Sicor Confidential Information. ImmunoGen shall not disclose any Sicor Confidential Information to any person other than:

13.2.1.                                  its employees or consultants who are bound by substantially similar obligations of confidentiality and who have a need to know such information in connection with ImmunoGen’s exercise of its rights and performance of its obligations hereunder;

13.2.2.                                  Regulatory Authorities, solely to the extent required in order to implement or carry out the present Agreement and the Quality Agreement, and the activities contemplated under such agreements, including, without limitation, the development and commercialization of Drug Products;

13.2.3                                     its Marketing Partners, solely to the extent required in order to enable such Marketing Partners to disclose such information to Regulatory Authorities in connection with their development and commercialization of Drug Products; provided that such Marketing Partners must first be bound to substantially similar obligations of confidentiality, restricted use and restricted disclosure as those undertaken by ImmunoGen under this Agreement. ImmunoGen shall identify all Marketing Partners to Sicor, and shall inform Sicor when such Third Parties cease to be Marketing Partners pursuant to Section 1.31;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.2.4.                                  its legal, accounting and financial advisors who are bound by similar obligations of confidentiality and who have a need to know such information in connection with their performance of services for ImmunoGen; or

13.2.5.                                  in respect solely to the disclosure of the terms of this Agreement, other persons who are bound by similar obligations of confidentiality and who have a need to know such information in connection with any actual or potential [***].

13.3.            Exceptions. The obligations of confidentiality applicable to ImmunoGen Confidential Information and Sicor Confidential Information shall not apply to any information that is:

13.3.1.                                  known publicly or becomes known publicly through no fault of the recipient;

13.3.2.                                  obtained or acquired by the recipient from a Third Party entitled to disclose it;

13.3.3.                                  developed by the recipient independently of information obtained from the disclosing Party [***];

13.3.4.                                  already known to the recipient before receipt from the disclosing Party, [***];

13.3.5.                                  required to be disclosed by law, regulation or the order of a judicial or administrative authority, provided, that, the recipient notifies the disclosing Party immediately upon receipt of any such order or becoming aware of any such law or regulation, and provided, that, such exception applies only so as to allow such disclosure in such manner; or

13.3.6.                                  released with the prior written consent of the disclosing Party.

13.4.            Joint Inventions. Information, data and/or know-how relative to the Joint Inventions shall be used by the parties only in a manner that will not be prejudicial to the potential Patent Rights with respect of such Joint Inventions as established in Article 15 hereof.

13.5.            Treatment and Handling of Confidential Information.  Both ImmunoGen and Sicor shall use reasonable and customary precautions to safeguard ImmunoGen Confidential Information and Sicor Confidential Information, and information and data regarding Joint Inventions, including ensuring that all employees or consultants who are provided access to such information are informed of the confidential and proprietary nature of such information and understand that all such information is required to be maintained confidential.

13.6.            Others. No right or license under any patent or proprietary right is granted hereunder by virtue of the disclosure of ImmunoGen Confidential Information or Sicor Confidential Information except as expressly provided herein.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.7.            Supply Partners.  Anything contained in this Agreement to the contrary notwithstanding, ImmunoGen shall be permitted to disclose [***], solely to the extent that such disclosure is necessary for the negotiation or determination of Product supply prices in the relative Product agreement(s) with such potential or actual Supply Partners; and provided that such potential or actual Supply Partners are first identified to Sicor and bound by similar obligations of confidentiality.  The identity of any Third Party as a Supply Partner shall be deemed to be ImmunoGen Confidential Information.

14.         Indemnification.

14.1.            Sicor will indemnify and hold harmless ImmunoGen, its Affiliates and their respective officers, directors, employees and agents (each a “ImmunoGen Indemnitee”) from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any ImmunoGen Indemnitee by any Third Party [***], any (a) [***] by Sicor of its representations, warranties or covenants hereunder, or (b) [***] act or omission or the willful misconduct of any Sicor Indemnitees (as defined in Section 14.2 below) in performing obligations under this Agreement, except in each case to the extent any such Losses are based on, arise out of or result from a [***] by ImmunoGen of its representations, warranties or covenants hereunder or the [***] act or omission or the willful misconduct of an ImmunoGen Indemnitee in performing obligations under this Agreement.  As a condition of this indemnification obligation, ImmunoGen must [***].  Notwithstanding the foregoing, Sicor will not agree to settle any claim on such terms or conditions as would [***] ImmunoGen’s ability or right to Manufacture, market, sell or otherwise use Product, or as would [***] Sicor’s ability, right or obligation to perform its obligations hereunder.

14.2.            ImmunoGen will indemnify and hold harmless Sicor, its Affiliates and their respective officers, directors, employees and agents (each a “Sicor Indemnitee”) from and against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Sicor Indemnitee by any Third Party [***] (a) the use of the ImmunoGen Material, Product, or any other Maytansinoid Product produced by Sicor for ImmunoGen, including but not limited to use in any Clinical Trial(s) and/or Health Registration(s), except to the extent that such damages are within the scope of the indemnification obligation of Sicor under Section 14.1, (b) [***] by ImmunoGen of its representations, warranties or covenants hereunder, or (c) any [***] act or omission or the willful misconduct of any ImmunoGen Indemnitees in performing obligations under this Agreement, except in each case to the extent such Losses are based on, arise out of or result from a [***] by Sicor of its representations, warranties or covenants hereunder or the [***] act or omission or the willful misconduct of a Sicor Indemnitee in performing obligations under this Agreement. As a condition of this indemnification obligation, Sicor must [***], must [***], and must [***].

14.3.            [***].

15.         Intellectual Property Rights.

15.1.            General. All intellectual property rights and other rights of a proprietary nature subsisting in a Party prior to the Effective Date or that are purchased, licensed, or conceived

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and reduced to practice by a Party after the Effective Date but outside of the conduct of the Project shall remain with and be solely owned or where applicable, Controlled by that Party and nothing in this Agreement shall be deemed to be a license to such intellectual property or proprietary rights even if used in the performance of this Agreement.  Without limiting the foregoing, as between the Parties (a) ImmunoGen shall have sole and exclusive ownership of all right, title and interest in and to all ImmunoGen Technology, ImmunoGen Patent Rights and ImmunoGen Confidential Information and (b) Sicor shall have sole and exclusive ownership of all Sicor Confidential Information. Both Parties shall treat the other Party’s intellectual property, including any Project Inventions, in a confidential manner, so as to maintain the proprietary nature and to avoid prejudice to possible patentability thereof.

15.2.            Specific Provisions.

15.2.1.                                  Disclosure; Ownership. [***] shall promptly and fully disclose to [***] any and all Project Inventions.  All Joint Inventions shall be [***] owned by [***].  [***] hereby agree that (i) as [***] of Joint Unrestricted Project Inventions, [***] may use or license or sublicense to any Affiliate or Third Party all such rights for any or all purposes without restriction and without any obligation to account to [***], and is hereby granted by [***] an irrevocable, royalty-free right under its interest in any Joint Unrestricted Project Inventions to use, license or sublicense any such Joint Unrestricted Project Inventions and (ii) notwithstanding anything to the contrary contained herein or under Applicable Law, (A) [***] shall have the right to use [***] in Joint Restricted Project Inventions, and [***] hereby grants [***] a royalty-free, non-exclusive license under [***] in Joint Restricted Project Inventions, solely for the performance of processing, manufacturing, purifying and testing Maytansinoid Products for, and supplying Maytansinoid Products to, [***] and [***] and (B) under no circumstances shall [***] (1) use its interest in, or practice the above license under, Joint Restricted Project Inventions for any other purpose or (2) grant a license to any Third Party under [***] in Joint Restricted Project Inventions, or grant a sublicense to any Third Party under the above license to Joint Restricted Project Inventions, for any purpose except as provided for under Section 2.3.  The Parties agree that, [***] Joint Restricted Project Inventions, [***] may use or license or sublicense to any Affiliate or Third Party all such rights for any and all purposes without restriction and without any obligation to account to [***], and [***] is hereby granted by [***] an irrevocable, royalty-free right under [***]in any Joint Restricted Project Inventions to use, license or sublicense any such Joint Restricted Project Inventions.

The Parties acknowledge that, with the exception of works of authorship solely covering [***], all original works of authorship made by Sicor within the scope of the services it provides in accordance with the Project are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101).  Without prejudice to any retention rights it may otherwise have hereunder, Sicor further agrees that upon completion or termination of this Agreement, Sicor will turn over to ImmunoGen, or make such disposition thereof as may be directed or approved by ImmunoGen, any data or information acquired or completed by Sicor in carrying out the terms of this Agreement other than works of authorship solely covering Sicor Project Inventions.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.2.2.                                  Retained Rights.  Notwithstanding anything to the contrary in this Agreement (a) all Technology or other intellectual property, including any derivative works related thereto, which (i) [***] owns or acquires from any Third Party as of the Effective Date, or (ii) [***] creates or acquires outside of its performance of the activities contemplated by this Agreement and (b) any [***], in each case, will remain the sole and exclusive property of [***] and [***] shall have no rights thereto. [***] acknowledges that no license or other rights, other than as specifically set forth in this Agreement, are granted to [***] under this Agreement with respect to any Patent Rights or Technology of [***].

15.2.3.                                  [***].  As between the Parties, [***] shall own all right, title and interest in and to the [***].

15.3.            Patent Filings. For any Patent Rights or potential Patent Rights with respect to Joint Project Inventions (“Joint Project Patent Rights”), [***] shall have the sole right to determine when and where patent applications are to be filed, subject to the following, and shall be responsible for all filings, prosecutions and maintenance of such applications, using patent counsel of its choice, and any patents issuing therefrom, and for all payments relative thereto (in such case, [***] referred to as the “Filing Party”).  [***] shall undertake to file Joint Project Patent Rights in the name of [***].  For Joint Restricted Project Inventions, [***] use of such Joint Project Patent Rights shall in any event be restricted as set forth in Paragraph 15.2.1 hereof.  If [***] in its sole discretion decides to abandon or not to pursue any of the Joint Project Patent Rights in any country or region, [***] shall inform [***] of such decision promptly.  If [***] requests in writing that [***] permit it to assume responsibility for beginning or continuing the prosecution of any such Joint Project Patent Rights, or which [***] has otherwise failed to file, pursue or maintain, then, subject to the following proviso, [***] shall have the right to assume such responsibility and pay any required fees to prosecute or maintain such Joint Project Patent Rights in such country and defend such Joint Project Patent Rights, in each case at [***] sole expense (in such case, [***] referred to as the “Filing Party”).  With respect to any such Patent Rights or potential Patent Rights which have not been published, [***] shall have such right to assume such responsibilities solely to the extent that [***] consents to such request (which consent may withheld in its sole discretion), [***] use of such Joint Project Patent Rights shall remain subject to the restrictions set forth in Paragraph 15.2.1 of this Agreement.

15.4.            Cooperation.  Each Party agrees to cooperate with the other Party to the fullest extent possible in respect of the filing, prosecution, obtaining and maintenance of any patent, provisional patent or other similar protection in respect of all Joint Project Patent Rights.  If any patent filing or prosecution of, or grant of a sublicense under, any Joint Project Patent Rights in any country requires co-inventors of jointly invented technology to execute any document or agreement or take any other action, the Parties agree to cooperate with each other, including without limitation by executing such document or agreement, and/or taking such other action, at its sole expense, to ensure the ability of [***] to freely practice such Joint Project Patent Rights and of [***] to use its interest in such rights as described above.

15.5.            Third Party Infringement.

15.5.1.                                  In the event either Party becomes aware of any possible infringement of any Joint Project Patent Rights (an “Infringement”), that Party

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”).  [***] shall have the sole right to eliminate such Infringement by reasonable steps, which may include the institution of legal proceedings or other action.  All costs, including without limitation attorneys’ fees, relating to such legal proceedings or other action shall be borne by [***].  [***] shall have the right to settle any Infringement claim or proceeding under this Section without the prior written consent of [***].

15.5.2.                                  In any action, suit or proceeding instituted under this Section, the Parties shall cooperate with and assist each other in all reasonable respects.  Upon the reasonable request of [***], [***] shall join such action, suit or proceeding and shall be represented using counsel of its own choice, at [***] expense.

15.5.3.                                  Any amounts recovered by [***] pursuant to this Section 15.5, whether by settlement or judgment, shall be allocated in the following order: (i) first, to reimburse the parties for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (ii) then, [***] to [***].

15.6.            License. Without prejudice to any other rights granted to Sicor under this Agreement or under Technology Transfer Agreement or the Scale-Up Agreement, ImmunoGen hereby grants to Sicor a non-exclusive, royalty-free right and license, during the term of this Agreement, to use ImmunoGen Confidential Information and ImmunoGen Technology and ImmunoGen’s interest in Joint Inventions, for the sole purpose of enabling Sicor to carry out its tasks and responsibilities under this Agreement.  Such license shall not include the right to sublicense (except as specifically set forth in Section 4.5 hereinabove).

16.         Miscellaneous.

16.1.            Assignment.  This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may, without such consent, but with notice to the other Party, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business or Product to which this Agreement relates, (b) to the successor entity or acquiror in the event of the merger, consolidation or change of control of a Party hereto, or (c) to any Affiliate of the assigning Party, provided that the assignee shall have agreed in writing to assume all of the assignor’s obligations hereunder, and provided, further, that any such assignment shall be subject to prior notification to the other Party.  Any such assignment shall not relieve the assigning Party of any liabilities or obligations owed to the other Party hereunder.  Any purported assignment in violation of this Section will be void.

16.2.            Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.  If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.  The Parties will use their

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the intent of the Parties.  The foregoing will not apply to provisions relating to price and payment hereunder.

16.3.            Notices.  All notices or other communications which are required or permitted hereunder will be made in writing and delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Sicor, to:	If to ImmunoGen, to:

Sicor S.r.l.	ImmunoGen Inc.
Via Terrazzano 77	830 Winter Street
20017 Rho (MI), Italy	Waltham, MA 02451 USA
Attention: Managing Director	Attention: Chief Financial Officer
Telecopier No.: [***]	Telecopier No.: [***]

with a copy to:

Attention: Legal Department

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing. Any such communication will be deemed to have been given (a) when delivered, if personally delivered or sent by telecopier on a business day, (b) on the [***] after dispatch, if sent by nationally-recognized overnight courier, or (c) on the [***] following the date of mailing, if sent by first class mail.

16.4.            Choice of Law; Disputes.  This Agreement will in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

16.4.1.                                  Negotiation.  The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement that relates to either Party’s rights and/or obligations hereunder.  In the event of the occurrence of such a dispute, other than that which is contemplated under Section 5.4 hereof, either Party may, by written notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within [***] after such notice is received.  Said designated senior officials are as follows:

For ImmunoGen:                           Chief Executive Officer

For Sicor:                Managing Director

16.4.2.                                  Arbitration.  Subject to Section 5.4 and Paragraph 16.4.1 above, all disputes arising in connection with the present Agreement or otherwise between the Parties hereto with regards to the activities contemplated by this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accordance with said rules.  Language of the arbitration shall be [***].  Place of arbitration shall be [***], if arbitration is brought by [***] and shall be [***] if arbitration is brought by [***].  Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights and property of such Party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.

16.5.            Entire Agreement; Amendment.  Except for the Quality Agreement and for any provisions still applicable of [***], the Technology Transfer Agreement and the Scale-up Agreement, this Agreement constitutes the entire agreement of the Parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between ImmunoGen and Sicor, provided that this Agreement shall supersede Sections 6.1 and 6.2 of the Technology Transfer Agreement in their entirety.  This Agreement, may only be changed by a writing signed by authorized representatives of the Party(ies) to be bound.

16.6.            Conflicts.  If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and the Technology Transfer Agreement, the Scale-up Agreement, or the Quality Agreement, the terms of this Agreement will control.

16.7.            Headings; Construction.  The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Both Parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either Party.

16.8.            No Partnership or Employment Relationship.  This Agreement does not create a partnership or employment relationship between ImmunoGen and the Sicor.

16.9.            Waiver.  The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

16.10.      Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ImmunoGen, Inc.

By:	/s/ Craig Barrows
Name:	Craig Barrows
Title:	Vice President
Date:	9 DEC 2010

Sicor S.r.l.

By:	/s/ David Mezraghi
Name:	David Mezraghi
Title:	Managing Director
Date:	Dec. 21, 2010

Sicor S.r.l..

By:	/s/ Stefano Lombardi
Name:	Stefano Lombardi
Title:	General Manager
Date:	14th Dec. 2010

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.